UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2016

MW Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	333-198668	47-2259704
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2110 Beechmont Avenue, Cincinnati, Ohio	45230
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 231-7871

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 17, 2016, the Compensation Committee of the Board of Directors of MW Bancorp, Inc. (the "Company"), approved forms for the award of options and restricted stock pursuant to the Company’s recently approved 2016 Equity Incentive Plan (the “2016 Plan”). The description of the 2016 Plan contained in the Company's proxy statement for its 2016 annual meeting of shareholders, filed with the Securities and Exchange Commission on April 13, 2016, is incorporated herein by reference. A copy of the 2016 Plan was included as Appendix A to the proxy statement.

Consistent with the 2016 Plan, the award forms provide that awards vest between one and seven years after the date of the award; upon a change in control of the Company, death, or termination of employment due to disability, all unvested awards immediately vest and, in the case of death or disability, options may be exercised for one year thereafter, subject to the expiration date of the award; upon retirement, vested options may be exercised for one year; and options expire ten years after date of grant.

Copies of the Incentive Stock Option Award Agreement, the Non-qualified Stock Option Award Agreement and the Restricted Stock Award Agreement forms are attached to this Form
8-K as Exhibits 10.1, 10.2 and 10.3. The foregoing description is a summary and is qualified in its entirety by reference to the forms filed herewith as Exhibits and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

10.1	MW Bancorp, Inc. 2016 Equity Incentive Plan Incentive Stock Option Award Agreement

10.2	MW Bancorp, Inc. 2016 Equity Incentive Plan Non-Qualified Stock Option Award Agreement

10.3	MW Bancorp, Inc. 2016 Equity Incentive Plan Restricted Stock Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MW BANCORP, INC.

Date: May 18, 2016	By:	/s/ Gregory P. Niesen
Gregory P. Niesen
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	MW Bancorp, Inc. 2016 Equity Incentive Plan Incentive Stock Option Award Agreement

10.2	MW Bancorp, Inc. 2016 Equity Incentive Plan Non-Qualified Stock Option Award Agreement

10.3	MW Bancorp, Inc. 2016 Equity Incentive Plan Restricted Stock Award Agreement